Exhibit 99.1

TUHURA BIOSCIENCES, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2024 and December 31, 2023 and for the three and six months ended June 30 2024 and 2023.

TUHURA BIOSCIENCES, INC AND SUBSIDIARY

Condensed consolidated balance sheets

As of June 30, 2024 (Unaudited), and December 31, 2023

	Unaudited
	June 30,	December 31,
	2024	2023
Assets
Current Assets:
Cash and cash equivalents	$ 12,311,286	$ 3,665,032
Deferred offering costs	920,956	-
Other current assets	406,384	493,769
Total Current Assets	13,638,626	4,158,801

Property and equipment, net	148,734	182,170
Operating right-of-use assets	272,069	20,820
Other noncurrent assets	33,769	-
Total Assets	$ 14,093,198	$ 4,361,791

Liabilities and Stockholders' Deficit
Current Liabilities:
Accounts payable and accrued expenses	$ 2,600,293	$ 3,438,559
Derivative Liability	2,007,000	137,000
Lease liabilities, current	150,691	20,820
Total Current Liabilities	4,757,984	3,596,379

Long-term Liabilities:
Convertible notes payable, net	16,169,079	2,324,158
Lease liability, long term	124,969	-
Total Liabilities	21,052,032	5,920,537

Stockholders' Deficit:
Preferred stock	8,056	8,056
Common stock	6,807	6,801
Additional paid in capital	91,608,677	86,901,394
Accumulated deficit	(98,582,374)	(88,474,997)
Total Stockholders' Deficit	(6,958,834)	(1,558,746)
Total Liabilities and Stockholders' Deficit	$ 14,093,198	$ 4,361,791

The accompanying notes to the condensed consolidated financial statements are an integral part of this statement. 2

TUHURA BIOSCIENCES, INC AND SUBSIDIARY

Condensed consolidated statements of operations

For the three and six months ended June 30, 2024, and 2023

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Research and development expenses	$ 2,823,064	$ 2,414,665	$ 6,412,077	$ 4,032,955
Acquired in-process research and development ("IPR&D")	-	-	-	16,200,000
General and administrative expenses	795,660	1,370,294	1,812,401	2,294,490
Operating Loss	(3,618,724)	(3,784,959)	(8,224,478)	(22,527,445)

Other (Expense) Income:
Employee Retention Tax Credit	-	334,443	-	334,443
Interest expense	(1,357,458)	-	(1,612,580)	-
Interest income	58,040	23,249	64,682	56,803
Grant income	-	42,466	-	42,466
Change in fair value of derivative liability	(347,093)	-	(335,001)	-
Total Other (Expense) Income	(1,646,511)	400,158	(1,882,899)	433,712
Net Loss	$ (5,265,235)	$ (3,384,801)	$ (10,107,377)	$ (22,093,733)

The accompanying notes to the condensed consolidated financial statements are an integral part of this statement. 3

TUHURA BIOSCIENCES, INC AND SUBSIDIARY

Condensed consolidated statements of stockholders' equity (deficit)

For the three and six months ended June 30, 2024, and 2023

(Unaudited)

							Total
							Stockholders'
	Preferred Stock		Common Stock		Additional	Accumulated	(Deficit)
	Shares	Dollars	Shares	Dollars	Paid in Capital	Deficit	Equity
Balances at April 1, 2024	80,561,229	$ 8,056	68,074,466	$ 6,807	$ 87,235,992	$ (93,317,139)	$ (6,066,284)

Stock compensation expense	-	-	-	-	275,492	-	275,492
Fair value of warrants associated with convertible notes payable	-	-	-	-	4,097,193	-	4,097,193
Net loss	-	-	-	-	-	(5,265,235)	(5,265,235)
Balances at June 30, 2024	80,561,229	$ 8,056	68,074,466	$ 6,807	$ 91,608,677	$ (98,582,374)	$ (6,958,834)

Balances at April 1, 2023	80,561,229	$ 8,062	65,589,619	$ 6,559	$ 85,017,136	$ (77,867,103)	$ 7,164,654

Issuance of common shares for asset acquisition	-	-	2,424,242	242	1,599,758	-	1,600,000
Shares repurchased	(55,000)	(6)	-	-	(24,745)	-	(24,751)
Stock compensation expense	-	-	-	-	100,191	-	100,191
Net loss	-	-	-	-	-	(3,384,801)	(3,384,801)
Balances at June 30, 2023	80,561,229	$ 8,056	68,013,861	$ 6,801	$ 86,692,340	$ (81,251,904)	$ 5,455,293

The accompanying notes to the condensed consolidated financial statements are an integral part of this statement. 4

TUHURA BIOSCIENCES, INC AND SUBSIDIARY

Condensed consolidated statements of stockholders' equity (deficit)

For the three and six months ended June 30, 2024, and 2023

(Unaudited)

							Total
							Stockholders'
	Preferred Stock		Common Stock		Additional	Accumulated	(Deficit)
	Shares	Dollars	Shares	Dollars	Paid in Capital	Deficit	Equity
Balances at January 1, 2024	80,561,229	$ 8,056	68,013,861	$ 6,801	$ 86,901,394	$ (88,474,997)	$ (1,558,746)

Stock options exercised, cashless	-	-	60,605	6	(6)	-	-
Stock compensation expense	-	-	-	-	610,096	-	610,096
Fair value of warrants associated with convertible notes payable	-	-	-	-	4,097,193	-	4,097,193
Net loss	-	-	-	-	-	(10,107,377)	(10,107,377)
Balances at June 30, 2024	80,561,229	$ 8,056	68,074,466	$ 6,807	$ 91,608,677	$ (98,582,374)	$ (6,958,834)

Balances at January 1, 2023	80,616,229	$ 8,062	45,286,589	$ 4,529	$ 71,449,521	$ (59,158,171)	$12,303,941

Issuance of common shares for asset acquisition	-	-	22,727,272	2,272	14,997,728	-	15,000,000
Shares repurchased	(55,000)	(6)	-	-	(24,745)	-	(24,751)
Stock compensation expense	-	-	-	-	269,836	-	269,836
Net loss	-	-	-	-	-	(22,093,733)	(22,093,733)
Balances at June 30, 2023	80,561,229	$ 8,056	68,013,861	$ 6,801	$ 86,692,340	$ (81,251,904)	$ 5,455,293

The accompanying notes to the condensed consolidated financial statements are an integral part of this statement. 5

TUHURA BIOSCIENCES, INC AND SUBSIDIARY

Condensed consolidated statements of cash flows

For the six months ended June 30, 2024, and 2023

(Unaudited)

	Six months ended
	June 30,	June 30,
	2024	2023
Cash flows from Operating activities:
Net loss	$ (10,107,377)	$ (22,093,733)
Adjustments to reconcile net loss to cash used in operating activities:
Stock compensation expense	610,096	269,836
Depreciation and amortization	69,934	102,351
Change in fair value of derivative liability	335,001	-
Amortization of debt discount	438,172	-
Changes in operating assets and liabilities:
Other current assets	33,704	(47,676)
Other noncurrent assets	87,386	90,970
Accounts payable and accrued expenses	(366,969)	(1,305,335)
Write-off of in-process R&D	-	16,200,000
Net cash flows from operating activities	(8,900,053)	(6,783,587)

Cash flows from investing activities:
Cash paid for asset acquisition	-	(1,200,000)
Purchase of property and equipment	(36,498)	(22,000)
Net cash flows from investing activities	(36,498)	(1,222,000)

Cash flows from financing activities:
Shares repurchased	-	(24,751)
Proceeds from convertible notes payable	19,068,000	-
Payment of deferred offering costs	(393,707)	-
Payment of debt issuance costs	(1,091,488)	-
Net cash flows from financing activities	17,582,805	(24,751)

Net change in cash and cash equivalents	8,646,254	(8,030,338)
Cash and cash equivalents at the beginning of the period	3,665,032	14,252,518
Cash and cash equivalents at the end of the period	$ 12,311,286	$ 6,222,180

Supplemental non-cash activity
Shares issued and reserved for asset acquisition	$ -	$ 15,000,000
Right-of-use asset recognized in exchange for operating lease obligations	318,722	-
Debt issuance costs not yet paid	354,510	-
Deferred offering costs not yet paid	527,249	-
Derivative liability associated with make-whole premium	1,534,999	-
Fair value of warrants associated with convertible notes payable	4,097,193	-

The accompanying notes to the condensed consolidated financial statements are an integral part of this statement. 6

TUHURA BIOSCIENSES, INC AND SUBSIDIARY

Notes to the condensed consolidated financial statements

For the six months ended June 30, 2024, and 2023

(Unaudited)

Note 1—Description of business

TuHURA Biosciences, Inc. (the “Company”) is a clinical stage immuno-oncology company, headquartered in Tampa, Florida. The Company’s principal products, collectively referred to as ImmuneFx (“IFx”), are a platform of cancer vaccines that utilize both cell and gene therapies to stimulate the immune system to recognize and combat tumor cells. More specifically, IFx employs the expression of a proprietary protein, Emm55, which evokes enhanced tumor recognition and broad immune activation. This leads to a systemic and sustained response against tumor cells of the type that expressed the protein. Importantly, this mechanism of action has applicability to a wide range of cancer sub-types, and the clinical development program is, therefore, multi-pronged. In 2020, the Company completed a first human clinical trial, a Phase I trial for melanoma, at Moffitt Cancer Center in Tampa, Florida. The Company completed another Phase I trial for Merkel and Squamous cell cancer and is preparing a Phase II trial for Merkel cell carcinoma that is expected to begin in the second half of 2024.

In addition to its cancer vaccine product candidates, the Company is leveraging its Delta receptor technology to develop first-in-class bi-functional antibody drug conjugates (“ADC’s”), targeting Myeloid Derived Suppressor Cells (“MDSCs”) to inhibit their immune suppressing effects on the tumor microenvironment to prevent T cell exhaustion and acquired resistance to checkpoint inhibitors and cellular therapies.

Merger with Kintara – As of April 2, 2024, the Company entered into a definitive agreement with Kintara, a publicly traded company on NASDAQ, for an all-stock transaction forming a company with expertise and resources to advance a risk diversified late-stage oncology pipeline. Upon completion of the merger, the former Company shareholders will own the majority of the shares of the public company. The new combined company shares are expected to trade on NASDAQ under the symbol “HURA”. The transaction is expected to close in the fourth quarter of 2024 and accounted for as a reverse recapitalization in accordance with GAAP, with Kintara treated as the acquired company for financial reporting purposes, and the Company treated as the accounting acquirer.

. 7

TUHURA BIOSCIENSES, INC AND SUBSIDIARY

Notes to the condensed consolidated financial statements

For the six months ended June 30, 2024, and 2023

(Unaudited)

Note 2—Summary of significant accounting policies

Basis for Consolidation – The consolidated financial statements are comprised of all of the accounts of TuHURA Biosciences, Inc. and Veterinary Oncology Services, a wholly owned subsidiary (collectively the “Company”). All intercompany accounts and transactions have been eliminated in consolidation.

Accounting Estimates – The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect various amounts reported in consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Deferred Offering Costs – Deferred offering costs consist of direct legal, accounting, and other fees and costs directly related to the Company’s pending merger (See note 1). The Company capitalized deferred offering costs prior to the close of the merger.

Property and Equipment – Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (generally five to seven years). Leasehold improvements are amortized straight-line over the shorter of the lease term or the estimated useful life of the asset. Property and equipment are reviewed for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable. No impairment was recorded for the period ended June 30, 2024, nor the year ended December 31, 2023.

Lease Accounting – The Company recognizes right-of-use lease assets and corresponding liabilities arising from leasing activities over the requisite lease period.

Income Taxes – Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740), which enhances the income tax disclosure requirements for public entities on an annual basis. Under ASU 2023-09, public entities will be required to disclose in their rate reconciliation, on an annual basis, both percentages and amounts in their reporting currency for certain categories in a tabular format, with accompanying qualitative disclosures. The amendments in ASU 2023-09 are effective fiscal years beginning after December 31, 2024, and early adoption is permitted. The Company does not believe that the adoption of ASU 2023-09 will have a material impact on its condensed consolidated financial statements.

Research and Development Expenses – Research and development consists of expenses incurred in connection with the discovery and development of product candidates. The Company expenses research and development costs as incurred.

Acquired In-Process Research and Development - Acquired in-process research and development expenses consist of existing research and development projects at the time of the acquisition. Projects that qualify as IPR&D assets represent those that have not yet reached technological feasibility and had no alternative future use, which resulted in a write-off of these IPR&D assets to acquired in-process research and development expenses in our consolidated statements of operations.

Concentration of Credit Risk – The Company maintains cash balances in domestic financial institutions. These balances are insured by the Federal Deposit Insurance Corporation up to $250,000. As of June 30, 2024, the uninsured portion of cash held by the Company was approximately $11,746,000.

. 8

TUHURA BIOSCIENSES, INC AND SUBSIDIARY

Notes to the condensed consolidated financial statements

For the six months ended June 30, 2024, and 2023

(Unaudited)

Note 2—Summary of significant accounting policies (continued)

Fair Value of Financial Instruments - ASC 820, Fair Value Measurement, establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s own assumptions (unobservable inputs). Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability, and are developed based on the best information available in the circumstances.

ASC 820 identifies fair value as the exchange price, or exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a three-tier fair value hierarchy that distinguishes between the following:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.

•	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•

Level 3 inputs are unobservable inputs that reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. See Note 7 for more information related to the Company’s Level 3 fair value measurement.

The carrying values reported in the Company’s balance sheets for cash and cash equivalents, other current assets, accounts payable, and accrued expenses are reasonable estimates of their fair values due to the short-term nature of these items.

Derivative Financial Instruments – The Company evaluates all of its agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. The Company accounts for certain make-whole features that are associated with convertible notes as derivative liabilities at fair value and adjusts the instruments to their fair value at the end of each reporting period. Derivative financial liabilities are initially recorded at fair value, with gains and losses arising from changes in the fair value recognized in other income (expense) in the accompanying consolidated statements of operations for each reporting period while such instruments are outstanding. The embedded derivative liabilities are valued using a probability-weighted expected return method (“PWERM”). The critical inputs used to value the PWERM are a discount rate of 19.68%, the estimated make-whole interest payments for various settlement scenarios and the probability of each settlement scenario. If the Company repays the noteholders or if, during the next round of financing, the noteholders convert the debt into equity, the derivative financial liabilities will be de-recognized and reclassified to the condensed consolidated statements of stockholders’ (deficit) equity on that date. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

. 9

TUHURA BIOSCIENSES, INC AND SUBSIDIARY

Notes to the condensed consolidated financial statements

For the six months ended June 30, 2024, and 2023

(Unaudited)

Note 2—Summary of significant accounting policies (continued)

Debt Discount and Debt Issuance Costs- Debt issuance costs are deferred and presented as a reduction to the convertible note payable. The initial fair value of the derivative liability on the make-whole premium is treated as a debt discount. Debt discount and debt issuance costs are amortized using the effective interest rate method over the term of the convertible promissory note. Amortization of debt discount and debt issuance costs are included within interest expense in the condensed consolidated statements of operations.

Stock Compensation Expense – The Company accounts for stock-based awards to employees and nonemployees using the fair value-based method to determine compensation for all arrangements where shares of stock or equity instruments are issued for compensation. Fair value of each common stock option is estimated on the date of grant using the Black-Scholes valuation model. The Black-Scholes model uses assumptions for expected volatility, expected dividends, expected term, and the risk-free interest rate. Expected volatility is based on historical volatility of a peer group’s common stock and other factors estimated over the expected term of the options. The expected term of the options granted is derived using the “simplified method” which computes expected term as the average of the sum of the average vesting term plus the contract term.

The risk-free rate is based on the U.S. Treasury yield.

Common Stock Valuation – We are required to estimate the fair value of the common stock underlying our equity awards when performing fair value calculations. The fair value of the common stock underlying our equity awards was determined on each grant taking into account input from management and taking into account the pricing offered in our equity raises. All options to purchase shares of our common stock are intended to be granted with an exercise price per share no less than the fair value per share of our common stock underlying those options on the date of grant, based on the information known to us on the date of grant. In the absence of a public trading market for our common stock, on each grant date we develop an estimate of the fair value of our common stock in order to determine an exercise price for the option grants. Our determinations of the fair value of our common stock were made by considering the prices of preferred stock sold to investors in arm’s length transactions and the rights, preferences and privileges of our preferred stock relative to those of our common stock.

Business Combinations and Asset Acquisitions – We account for acquired businesses using the acquisition method of accounting, which requires that the assets acquired, and liabilities assumed be recorded at the date of acquisition at their respective fair values if the acquisition meets the definition of a business combination. If the acquisition does not meet the definition of a business combination, then it is accounted for as an asset acquisition and the purchase consideration is allocated to the acquired assets.

ASC 805, Business Combinations, provides a model for determining whether an acquisition represents a business combination. In order to be a business, the integrated set of activities of the acquired entity needs to have an input and a substantive process that together significantly contribute to the ability to create outputs. The acquired entity must also pass the “Screen Test” which involves determining whether the acquisition represents an in-substance asset acquisition based on whether the fair value of the gross assets acquired is “substantially all” concentrated in a single asset or group of similar assets. This evaluation excludes certain acquired assets such as cash, deferred taxes, and goodwill associated with deferred taxes, but includes all other gross assets, including any consideration transferred in excess of the identified assets.

. 10

TUHURA BIOSCIENSES, INC AND SUBSIDIARY

Notes to the condensed consolidated financial statements

For the six months ended June 30, 2024, and 2023

(Unaudited)

Note 3—Liquidity and management’s plans

The Company has been engaged in research and development activities related to ImmuneFx, the Company’s patented product, which will require additional investment until revenue-generating activities can begin.

The Company has historically incurred negative cash flows from operations. For the six months ended June 30, 2024, the Company incurred $8.9 million of negative cash flows from operations. The Company has approximately $12.3 million of cash and cash equivalents on hand at June 30, 2024. The Company expects that this, along with the $9,500,000 convertible note subscription agreement received in the third quarter of 2024, will be able to fund future operations, including the expanded clinical trials into the second half of 2025.

The Company expects to raise cash through the sale of common shares, issuance of convertible notes, obtaining grants, or commercial partnerships. However, there can be no assurance that any fundraising will be achieved or on commercially reasonable terms, if at all. As such, there is substantial doubt about the Company’s ability to continue as a going concern for the next 12 months from date that the financial statements were available to be issued.

. 11

TUHURA BIOSCIENSES, INC AND SUBSIDIARY

Notes to the condensed consolidated financial statements

For the six months ended June 30, 2024, and 2023

(Unaudited)

Note 4—Other current assets

Other current assets consist of the following as of June 30, 2024, and December 31, 2023:

	Unaudited
	June 30	December 31,
	2024	2023
Employee Retention Tax Credit	$ 214,699	$ 334,443
Other current assets	191,685	159,326
	$ 406,384	$ 493,769

. 12

TUHURA BIOSCIENSES, INC AND SUBSIDIARY

Notes to the condensed consolidated financial statements

For the six months ended June 30, 2024, and 2023

(Unaudited)

Note 5—Property and equipment, net

Property and equipment, net consists of the following as of June 30, 2024, and December 31, 2023:

	Unaudited
	June 30,	December 31,
	2024	2023

Furniture and fixtures	$ 170,607	$ 170,607
Leasehold improvements	544,629	544,628
Machinery and office equipment	1,401,775	1,365,277
Software	72,394	72,394
	2,189,405	2,152,906
Less accumulated depreciation and amortization	(2,040,671)	(1,970,736)
	$ 148,734	$ 182,170

Depreciation and amortization of property and equipment totaled approximately $36,000 and $41,000 for the three months ending June 30, 2024, and 2023, respectively, and totaled approximately $70,000 and $102,000 for the six months ending June 30, 2024, and 2023, respectively.

. 13

TUHURA BIOSCIENSES, INC AND SUBSIDIARY

Notes to the condensed consolidated financial statements

For the six months ended June 30, 2024, and 2023

(Unaudited)

Note 6—Accounts payable and accrued expenses

Accounts payable and accrued expenses consist of the following as of June 30, 2024, and December 31, 2023:

	Unaudited
	June 30	December 31,
	2024	2023
Trade accounts payable	$ 1,446,882	$ 1,866,762
Accrued compensation	712,351	1,415,397
Accrued placement agent fees	343,560	56,400
Other accrued expenses	97,500	100,000
	$ 2,600,293	$ 3,438,559

. 14

TUHURA BIOSCIENSES, INC AND SUBSIDIARY

Notes to the condensed consolidated financial statements

For the six months ended June 30, 2024, and 2023

(Unaudited)

Note 7—Convertible promissory notes

On various dates beginning on December 11, 2023 through June 27, 2024, the Company entered into Convertible Promissory Note Agreements (the “Notes”) with various entities at various amounts for an aggregate of $21,753,000. The Notes bear interest at a rate of twenty percent (20%) per annum and mature on the second anniversary of the issuance date. In addition, the Company included an additional clause for investors which grants common stock purchase warrants (the “Warrants”) to Holders in the event they subscribe to purchase Notes in the aggregate principal amount of more than $4.0 million or more equal to (i) 50% of the aggregate principal amount of the Note purchased divided by $0.68 (see note 8). The Warrants related to these Convertible Promissory Notes have an exercise price of $1.02 per share and expire three years from the date of issuance.

The Notes are convertible into New Securities (depending on the applicable conversion event) upon the following: (i) automatic conversion upon an initial public offering (“Mandatory Conversion 1”), (ii) automatic conversion upon the occurrence of a de-SPAC transaction (“Mandatory Conversion 2”), (iii) automatic conversion upon the occurrence of a reverse public merger transaction (”Specified Merger Transaction”) at a conversion price equal to (a) the outstanding principal and interest of the Notes prior to conversion divided by (b) $0.68 (“Mandatory Conversion 3”), or (iv) optional new securities conversion upon a qualified equity financing, transaction, series of transactions, or merger other than an IPO or de-SPAC transaction, as defined per the terms of the Note Agreement.

The Holder has the option, at the occurrence of qualified equity financing, transaction, series of transactions, or merger other than an IPO, de-SPAC transaction, or reverse public merger transaction, to convert the outstanding Notes into shares of common stock (“Optional Conversion”), or to receive a prepayment from the Company for the outstanding principal and interest remaining on the Notes (“Optional Redemption”).

Under an IPO or de-SPAC transaction, the Notes convert at the sum of (a) the outstanding principal balance and unpaid accrued interest at the time of the transaction, plus (b) a Make-Whole Amount premium, defined in the Note Agreement as additional interest to be incurred until the next period end date as defined in the Note Agreement, divided by the common stock price per share at the time of the public offering (for IPO) or at closing (for de-SPAC transaction). Under a reverse public merger transaction, the Notes convert at the sum of (a) the outstanding principal balance and unpaid accrued interest at the time of the transaction, plus (b) a Make-Whole Amount premium, defined in the Note Agreement as additional interest to be incurred until the next period end date as defined in the Note Agreement, divided by a conversion price equal to $0.68.

The Company evaluated the terms of the Notes for embedded conversion features in accordance with ASC 815-15-25 and determined that the conversion features meet the definition of an embedded derivative liability that is required to be bifurcated from the host instrument and measured at fair value, with subsequent changes in fair value recognized in the condensed consolidated statement of operations.

The Warrants were identified as freestanding financial instruments and determined to be indexed to the Company’s own stock. Further, the Warrants were not precluded from being classified within equity. As such, the proceeds received upon issuing the Notes were first allocated to the fair value of the bifurcated embedded derivative with the remainder allocated to the debt host instrument and Warrants (within additional paid in capital) on a relative fair value basis. Subsequent fair value measurement is not required as long as the instrument continues to be classified in equity. The Company determined that the fair value of the warrants in connection with the Convertible Promissory issued as of June 30, 2024 amounted to $4,097,193 and recognized as a debt discount with an offset to additional paid in capital.

. 15

TUHURA BIOSCIENSES, INC AND SUBSIDIARY

Notes to the condensed consolidated financial statements

For the six months ended June 30, 2024, and 2023

(Unaudited)

Note 7—Convertible promissory notes (continued)

Management used a scenario-based analysis to estimate the fair value of the bifurcated embedded derivative liability at issuance of the Notes. The Company recognized debt discount of $1,671,999 upon issuance of the Notes. There was a loss of $347,093 and $335,001 for the three and six months ended June 30, 2024, due to the estimated change in fair value of the bifurcated embedded derivative liability. The related discount is amortized to interest expense over the term of the debt using the effective yield method. Amortization expense related to the debt discount totaled $420,879 and $438,172 for the three and six months ended June 30, 2024. Interest expense, inclusive of the debt discount amortization, on the Notes totaled $1,357,458 and $1,612,480 for the three and six months ended June 30, 2024.

. 16

TUHURA BIOSCIENSES, INC AND SUBSIDIARY

Notes to the condensed consolidated financial statements

For the six months ended June 30, 2024, and 2023

(Unaudited)

Note 8—Stockholders’ equity

The Company has two classes of stock defined in its Amended and Restated Articles of Incorporation (the “Articles).

Common Stock – Holders of common stock are entitled to one vote for each share of common stock.

Preferred Stock – The Company is authorized to issue up to 150,000,000 shares of Preferred Stock based on the Articles. The Company has three classes of Preferred Stock: Series A, Series A-1, and Series B. See below for a summary of the rights and preferences for the Company’s Preferred Stock:

i.
Accrues dividends whether or not declared, are cumulative, and are payable only if declared by the Board of Directors. The Series A and Series A-1 preferred stock accrue dividends at a rate of $0.0208 and $0.0264, per annum respectively. Accrued, but unpaid Series A and A-1 dividends totaled approximately $6,208,000 as of June 30, 2024. The Series B preferred stock accrues dividends at a rate of $0.066 for the first two years. After the second anniversary, Series B stock accrues dividends at a rate of $0.0264 per annum. Accrued but unpaid Series B dividends totaled approximately $4,864,000 as of June 30, 2024.
ii.
Has liquidation preferences over common stock;
iii.
Is convertible into common stock, at the option of the holder, subject to adjustments, as defined; and
iv.
For purposes of voting, each holder of outstanding shares of Preferred Stock is entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares are convertible to.
v.
The holders of Series A and Series A-1 Preferred Stock exclusively and voting together as a single class have the right to elect one Director of the Company.
vi.
A majority of all three classes of Preferred stock are required to amend the Articles of Incorporation or Bylaws, issue shares (unless they are junior to the Preferred stock), issue debt greater than $250,000, liquidate or dissolve the Company, or hold stock in an unaffiliated Company.

As of June 30, 2024, the Company has 56,630,900 warrants outstanding, of which 8,579,000 warrants were for services performed with respect to historical offerings and 11,444,900 warrants for the most recent convertible promissory notes offering (see note 7). The remaining 36,607,000 warrants were issued to Series A, A-1, and B preferred investors. As of June 30, 2024, no holders have elected to exercise their warrants in whole or in part.

Upon closing of the merger, all outstanding shares of preferred stock and warrants will be converted into Kintara common stock and warrants.

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TUHURA BIOSCIENSES, INC AND SUBSIDIARY

Notes to the condensed consolidated financial statements

For the six months ended June 30, 2024, and 2023

(Unaudited)

Note 9—Stock option plans

The Company uses the Black-Scholes option pricing model to estimate the fair value of stock-based awards on the date of grant. The assumptions employed in the calculation of the fair value of share-based compensation expense were calculated as follows for all periods presented:

	2024	2023

Common stock fair value	$0.72	$0.66
Risk free interest rate	4.1% - 4.27%	4.05% - 4.89%
Expected dividend yield	0%	0%
Expected term	5.9 years	4.9 years
Expected stock volatility	101.0% - 102.0%	91.9% - 99.7%

Below is a summary of stock option activity for the period ending June 30, 2024:

		Weighted	Weighted
	Number	Average	Average
	of options	Exercise Price	Contractual Life

Outstanding at December 31, 2023	15,545,363	$0.53	4.43 years
Forfeited and cancelled	(564,000)	$0.70
Exercised	(250,000)	$0.50
Granted	4,638,471	$0.72
Outstanding at June 30, 2024	19,369,834	$0.58	5.11 years
Exercisable at June 30, 2024	13,680,048	$0.53	3.36 years

Options outstanding had an intrinsic value of $3,166,000 and $1,964,000 as of June 30, 2024 and December 31, 2023, respectively. As of June 30, 2024, there was $3,397,000 of unrecognized stock compensation, which will be recognized over the next three years.

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TUHURA BIOSCIENSES, INC AND SUBSIDIARY

Notes to the condensed consolidated financial statements

For the six months ended June 30, 2024, and 2023

(Unaudited)

Note 10—Commitments and contingencies

Lease Commitments – The Company leases facilities under non-cancelable operating leases for the laboratory and offices in Tampa, Florida. The current lease expires in February 2026.

Future minimum lease payments under these leases are as follows:

Year ending December 31, 2024	$ 85,393
Year ending December 31, 2025	172,931
Year ending December 31, 2026	43,411
Interest portion of right of use liability	(26,075)
Operating lease liabilities	$ 275,660

Total lease expense was approximately $71,000 and $47,000 for the three months ending June 30, 2024 and 2023, respectively, and approximately $133,000 and $94,000 for the six months ending June 30, 2024 and 2023, respectively.

Employment Agreements – In March, 2024, the Company signed a consulting agreement with the former CEO and President. In May 2023, and amended in March 2024, the Company signed employment agreements with the CEO and CFO.

Future minimum payments under these employment and consulting agreements are as follows:

Year ending December 31, 2024	$ 551,418
Year ending December 31, 2025	877,835
$ 1,429,253

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TUHURA BIOSCIENSES, INC AND SUBSIDIARY

Notes to the condensed consolidated financial statements

For the six months ended June 30, 2024, and 2023

(Unaudited)

Note 11—Subsequent events

Subsequent events – The Company has evaluated subsequent events through September 24, 2024 in connection with the preparation of these financial statements, which is the date the financial statements were available to be issued.

Convertible promissory notes

On April 2, 2024, the Company completed a private placement under which it offered and sold convertible notes to accredited investors and received subscriptions for an aggregate principal amount of $31,253,000, of which $21,753,000 in aggregate subscriptions were funded as of June 30, 2024 (See Note 7). The Company received the remaining $9,500,000 proceeds from an accredited investor in the third quarter of 2024.

Exclusivity and Right of First Offer Agreement

On July 3, 2024, the Company entered into an Exclusivity and Right of First Offer Agreement (the “Exclusivity Agreement”) with Kineta, Inc., a publicly traded Delaware corporation (“Kineta”). Under this agreement, Kineta granted to the Company an exclusive right to acquire Kineta’s worldwide patent rights, other intellectual property rights, and other rights and assets related to KVA12123, which is Kineta’s VISTA blocking immunotherapy. Such exclusive right commenced as of July 3, 2024 and generally continues through October 1, 2024, subject to extension at the option of the Company for up to 20 days. Under the terms of the Exclusivity Agreement, the Company paid Kineta a $5.0 million payment, and additional payments of up to $300,000 in the aggregate will become due if the Company exercises its extension rights (collectively, the “Exclusivity Payment”). The Exclusivity Payment will be credited against the initial cash consideration that may be payable to Kineta pursuant to any definitive agreement, if any, that the Company and Kintara enter into relating to the KVA12123 assets.

July 2024 Private Placement

In connection with the Company’s entrance into the Exclusivity Agreement, on July 3, 2024, the Company completed a private placement of its common stock to an existing investor, under which the investor paid $5.0 million in exchange for 4,009,623 shares of the Company’s common stock and a 1.5% royalty right on certain future sales by the Company of products based on KVA12123. The proceeds received from the Company’s July 2024 private placement were used to fund the Exclusivity Payment due to Kineta pursuant to the Exclusivity Agreement.

Preferred Stock Series A warrant modification

In August 2024, the Company extended the exercise period of its Series A Warrants, totaling 8,190,969 warrants, for an additional six months, with a new expiry date of February 12, 2025. There was no other changes in the terms of the Series A Warrants.

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